Exhibit 99.16

December 2, 2024

Premium Resources Ltd. Announces Management and Board Changes

Toronto, Ontario--(Newsfile Corp. - December 2, 2024) -Premium Resources Ltd. (TSXV: PREM) (OTC Pink: PRMLF) (“ PREM”, and together with its subsidiaries, the “Company”) announces the retirement of Keith Morrison as Chief Executive Officer and a director of PREM, to take effect December 31, 2024. PREM has commenced a search process to recruit a new CEO.

Sean Whiteford, President of Premium Resources International, will continue to oversee the Company’s operational activities and Paul Martin, currently a director of PREM, will assume oversight of corporate activities, and serve as the interim CEO, pending appointment of a successor. Mr. Morrison and PREM have agreed on a consulting arrangement under which he will continue to be available to support the ongoing progression of the Company’s Selebi and Selkirk mines.

James K. Gowans, Chair of the Board, commented: “More than any other person, Keith Morrison has been responsible for identifying and assembling the Company’s Botswana mineral properties and advancing our understanding of their size, global significance and economic value. On behalf of all the directors, I want to thank him for his leadership in advancing the Selebi and Selkirk assets.”

PREM also announces that, effective upon the completion of the CEO search process, James K. Gowans will retire as Chair of the Board but continue as a director of PREM. Paul Martin will be appointed Chair of the Board.

Mr. Gowans added: “I want to welcome Paul to the role of Chair of the Board. Paul has made a strong positive impression in his relatively short tenure on the Board, and I and all of the other directors appreciate his willingness to take up these leadership roles.”

Sean Whiteford is a geologist and mining executive with over 30 years of multi-commodity experience within the global resource sector. He has extensive knowledge of mineral exploration, resource definition, mining, strategy, technology and project studies, having held various corporate, operational and technical roles at, among others, BHP, Rio Tinto and Cliffs Natural Resources. He has been a director or senior officer of PREM or affiliated companies since the inception of PREM in August 2022. He is a Member of the AUSIMM, PDAC and SEG. and has completed the Advanced Management Program from Columbia Business School.

Mr. Martin was appointed as a director of PREM on September 19, 2024. He is a mining executive with over thirty years’ experience at the director, CEO and CFO levels. He has gained significant experience through his various roles at multi-operational mining, royalty and exploration companies listed on the TSX, TSXV and NYSE. He currently serves as the Chair of the Board of Red Pine Exploration and as a director of Osisko Bermuda Limited. Mr. Martin was interim CEO at Osisko Gold Royalties Ltd. from July to December 2023 and at Red Pine Exploration from March to August 2024, in each case during CEO transition periods. He was previously President and CEO at Detour Gold Corporation from 2013 to 2018.

About Premium Resources Ltd.

PREM is a mineral exploration and development company that is focused on the redevelopment of the previously producing nickel, copper and cobalt resources mines owned by the Company in the Republic of Botswana. We are driven by our belief that the demand for these metals will continue to grow in the medium to long term, as a result of global urbanization and the increasing adoption of electric motors over internal combustion engines. These metals are vital for achieving a low-carbon future.

PREM is committed to governance through transparent accountability and open communication within our team and our stakeholders. Our skilled team has worked over 100 projects collectively, accumulating over 400 years of resource discoveries, mine development and mine re-engineering experience on projects like the Company’s Selebi and Selkirk mines. PREM’s senior team members have on average more than 20 years of experience in every single aspect of mine discovery and development, from geology to operations.

ON BEHALF OF THE BOARD OF DIRECTORS

James K. Gowans
Chair of the Board
Premium Resources Ltd.

For further information about Premium Resources Ltd., please contact:

Jaclyn Ruptash
Vice President Communications and Government and Investor Relations
+1 (604) 770-4334

Cautionary Note Regarding Forward-Looking Information

Certain statements contained in this news release may be considered “forward-looking statements” within the meaning of applicable Canadian securities laws. These forward-looking statements, by their nature, require the Company to make certain assumptions and necessarily involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Forward-looking statements are not guarantees of performance. Words such as “may”, “will”, “would”, “could”, “expect”, “believe”, “plan”, “anticipate”, “intend”, “estimate”, “continue”, or the negative or comparable terminology, as well as terms usually used in the future and the conditional, are intended to identify forward-looking statements. Information contained in forward-looking statements reflects assumptions that management believes to be appropriate in the circumstances. The Company considers its assumptions to be reasonable based on information currently available but cautions the reader that their assumptions regarding future events, many of which are beyond the control of the Company, may ultimately prove to be incorrect since they are subject to risks and uncertainties that affect the Company and its businesses.

The forward-looking statements set forth herein concerning the Company reflect management’s expectations as at the date of this news release and are subject to change after such date. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, other than as required by law.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this news release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

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